UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2011

Quality Distribution, Inc.

(Exact name of Registrant as specified in its charter)

Florida	000-24180	59-3239073
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4041 Park Oaks Blvd., Suite 200

Tampa, Florida 33610

(Address of principal executive offices) (Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 1, 2011, Quality Distribution, Inc. (“the Company”) announced preliminary results for the fourth quarter and year ended December 31, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events

On February 1, 2011, the Company announced that it intends to offer through a public offering up to 2,000,000 shares of its common stock. In addition, certain of the Company’s stockholders are offering for resale to the public approximately 2,000,000 shares of the Company’s common stock owned by them. Such stockholders will grant to the underwriters of the common stock offering an option to purchase up to 600,000 shares of additional common stock, exercisable solely to cover over-allotments. A copy of the press release is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Text of press release, dated February 1, 2011.

99.2	Text of press release, dated February 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 1st day of February, 2011.

QUALITY DISTRIBUTION, INC.

By:	/s/ Gary R. Enzor
Gary R. Enzor
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of Press Release, dated February 1, 2011

99.2	Text of Press Release, dated February 1, 2011